UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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OraSure Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORASURE TECHNOLOGIES, INC.
220 East First Street
Bethlehem, Pennsylvania 18015

April 6, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2006, at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018, at 10:00 a.m. Eastern Time. Your Board of Directors and Executive Management Team look forward to personally greeting those present. If you cannot attend in person, we are pleased to offer a live webcast of the Annual Meeting, which you can access by going to our website, www.orasure.com.

At the meeting, you will be asked to (i) elect two Class III Directors to serve on the Board of Directors until the Annual Meeting of Stockholders in 2009; (ii) approve the amendment and restatement of the OraSure Technologies, Inc. 2000 Stock Award Plan, including an amendment to increase the number of shares authorized for grant under such Award Plan; (iii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2006; and (iv) transact such other business as may properly come before the meeting or any adjournments thereof.

Your Board of Directors has approved the nominees for Director and recommends that you vote FOR their election to the Board. In addition, your Board of Directors recommends that you vote FOR the amendment and restatement of the Company’s 2000 Stock Award Plan and FOR the ratification of KPMG’s appointment.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to submit your vote as soon as possible. You will have the option to vote by telephone, via the Internet, or by completing, signing, dating, and mailing the enclosed Proxy Card in the accompanying postage prepaid envelope. Additional details on these options can be found in the attached Proxy Statement and Proxy Card. You may, of course, attend the Annual Meeting and vote in person regardless of whether you have previously voted by phone, the Internet or mail.

We look forward to seeing you at the meeting.

Sincerely yours,

Douglas A. Michels
President and Chief Executive Officer

ORASURE TECHNOLOGIES, INC.
220 East First Street
Bethlehem, Pennsylvania 18015

Notice of Annual Meeting of Stockholders
to be held May 16, 2006

To the Stockholders of OraSure Technologies, Inc.:

The Annual Meeting of Stockholders of OraSure Technologies, Inc., a Delaware corporation, will be held at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018, on Tuesday, May 16, 2006, at 10:00 a.m. Eastern Time for the following purposes:

1.     To elect two Class III Directors;

2.     To approve the amendment and restatement of the Company’s 2000 Stock Award Plan, including an amendment to increase the number of shares of Common Stock authorized for grant under the Award Plan;

3.     To ratify the appointment of KPMG LLP, as our independent registered public accounting firm for 2006; and

4.     To consider such other business as may properly come before the meeting or any adjournments thereof.

Additional information is included in the Proxy Statement accompanying this Notice. Only holders of Common Stock of record at the close of business on March 27, 2006, will be entitled to vote at the Annual Meeting of Stockholders and any adjournments thereof.

By Order of the Board of Directors,

Jack E. Jerrett
Secretary

April 6, 2006
Bethlehem, Pennsylvania

YOUR VOTE IS IMPORTANT.   Whether or not you plan to attend the Annual Meeting, you are urged to vote your shares as promptly as possible by telephone, via the Internet, or by completing, signing, dating and returning the enclosed Proxy Card, as described in the attached Proxy Statement. Voting by phone, the Internet or mail does not deprive you of your right to attend the Meeting and to vote your shares in person.

ORASURE TECHNOLOGIES, INC.
220 East First Street
Bethlehem, Pennsylvania 18015

Proxy Statement

This Proxy Statement is being mailed on or about April 6, 2006, to stockholders of OraSure Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s solicitation of proxies (each, a “Proxy”) for use at the Annual Meeting of Stockholders to be held on May 16, 2006, at 10:00 a.m. Eastern Time, at the Historic Hotel Bethlehem, 437 Main Street, Bethlehem, Pennsylvania 18018, and at any adjournments thereof (the “Annual Meeting”).

Proxies

If represented by a properly executed Proxy, whether delivered by phone, the Internet or mail, as described below, your shares will be voted in accordance with your instructions. If you do not provide a Proxy with instructions, your shares will be voted according to the recommendations of our Board of Directors (the “Board”) as stated on the Proxy. You may revoke the authority granted by your Proxy at any time before the Annual Meeting by notice in writing delivered to the Secretary of the Company, by delivering a subsequently dated Proxy, or by attending the Annual Meeting, withdrawing the Proxy, and voting in person.

At the Annual Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The Board knows of no other matters to be presented for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, the persons named in the Proxy Card will have discretionary authority to vote on those matters in accordance with their best judgment.

The cost of soliciting Proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees may solicit Proxies personally or by telephone or other means without additional compensation.

Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

Voting Procedures

You will have a choice of voting over the phone, via the Internet or by completing and mailing a traditional paper Proxy Card, as described below. Please check your Proxy Card or the information forwarded by your bank, broker or other holder of record to determine which options are available to you.

Voting by Mail.   If you desire to vote by using the paper Proxy Card included with this Proxy Statement instead of by telephone or the Internet, you may do so by completing, signing, dating and returning the Proxy Card in the enclosed, pre-addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.

Voting by Phone or Internet.   Instead of voting by use of the paper Proxy Card, you may be able to vote by phone or the Internet. Whether you may do so will depend on how your shares are held.

If your shares are registered in your name with Mellon Investor Services LLC, our transfer agent, you may vote those shares by telephone by calling Mellon Investor Services LLC at 1-866-540-5760 (toll free in the United States or Canada only) or via the Internet at the following website: www.proxyvoting.com/osur. You may vote by telephone or the Internet by doing so by 11:59 pm Eastern Time (8:59 pm Pacific Time) on May 15, 2006. Additional instructions can be found on the paper Proxy Card accompanying this Proxy Statement.

If your shares are registered in the name of a broker, bank or other registered holder, you may be able to vote by phone or the Internet if the broker, bank or other record holder has procedures for telephone or Internet voting. If you desire to use either of these voting options, please follow the procedures provided to you by your broker, bank or other record holder.

The telephone and Internet voting procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that your instructions have been recorded properly. If you vote via the Internet, you should understand that there may be costs associated with this method of voting, such as usage charges from Internet access providers and telephone companies, that you must pay.

Submitting a Proxy by mail, the phone or the Internet will not affect your right to vote in person at the Annual Meeting.

Electronic Access to Proxy Materials and Annual Report.   The Notice of Annual Meeting, the Proxy Statement and our 2005 Annual Report are available on our website at http://www.orasure.com. If you are a stockholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, please follow the instructions on the paper Proxy Card if you vote by mail or follow the instructions provided when you vote by phone or over the Internet. If you hold your shares through a bank, broker or other holder, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. Opting to receive your proxy materials and annual report online will save us the cost of producing these materials and mailing them to you in the future.

Voting Securities

On March 27, 2006, the record date for determining stockholders entitled to vote at the Annual Meeting, we had outstanding and entitled to vote at the meeting 46,700,463 shares of common stock, par value $.000001 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on any matter brought before the Annual Meeting. A majority of the shares of Common Stock outstanding as of the record date, represented in person or by Proxy at the Annual Meeting, will constitute a quorum for the transaction of business.

Principal Stockholders

The following table sets forth information, as of March 27, 2006, regarding the beneficial ownership of the Company’s Common Stock by (a) each person who is known by us to be the beneficial owner of more than five percent of the Common Stock outstanding, (b) each Director and nominee for election as Director, (c) each of our executive officers named in the Summary Compensation Table in this Proxy Statement under “Executive Compensation,” and (d) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each person identified below is c/o OraSure Technologies, Inc., 220 East First Street, Bethlehem, Pennsylvania 18015.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Common Stock which a person has a right to acquire pursuant to the exercise of stock options and warrants held by that person that are exercisable within 60 days of March 27, 2006 are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person.

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership (1) (2)	of Class
Wells Fargo & Company(3) 420 Montgomery Street San Francisco, CA 94104	3,939,424	8.6%
AXA Financial, Inc.(4) 1290 Avenue of the Americas New York, NY 10104	2,887,680	6.3%
Merrill Lynch & Co., Inc.(5) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	2,752,628	6.0%
Barclay’s Global Investors, NA(6) 45 Fremont Street San Francisco, CA 94105	2,718,202	5.9%
Douglas A. Michels	663,286	1.4%
Ronald H. Spair	466,062	1.0%
P. Michael Formica	342,181	*
Roger L. Pringle(7)	268,843	*
Joseph E. Zack	252,734	*
Jack E. Jerrett	182,547	*
Douglas G. Watson	170,000	*
Frank G. Hausmann	156,666	*
Ronny B. Lancaster	86,666	*
Charles W. Patrick	6,666	*
All directors and executive officers as a group (12 people)	2,770,057	5.8%

*                    Less than 1%

(1)          Subject to community property laws where applicable, beneficial ownership consists of sole voting and investment power except as otherwise indicated.

(2)          Includes shares subject to options exercisable within 60 days of March 27, 2006, as follows: Mr. Michels, 214,165 shares; Mr. Spair, 355,458 shares; Mr. Formica, 258,480 shares; Mr. Pringle, 232,218 shares; Mr. Zack, 190,207 shares; Mr. Jerrett, 145,832 shares; Mr. Watson, 170,000 shares; Mr. Hausmann, 156,666 shares; Mr. Lancaster, 86,666 shares; Mr. Patrick, 6,666 shares; and all directors and executive officers as a group, 1,905,003 shares. Also includes 351,570, 67,500, 58,750, 32,666 and 51,250 restricted shares held by Mr. Michels, Mr. Spair, Mr. Formica, Mr. Jerrett and Mr. Zack, respectively.

(3)          Based on information contained in a Schedule 13G filed February 15, 2006 by Wells Fargo & Company (“Wells Fargo”), on behalf of its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. Wells Fargo has sole voting power with respect to 3,903,467 shares, sole dispositive power with respect to 3,936,924 shares and shared dispositive power with respect to 2,500 shares.

(4)          Based on information contained on a Schedule 13G/A filed February 14, 2006 by AXA Financial, Inc. (“AXF”) on behalf of its subsidiaries, Alliance Capital Management L.P. (“Alliance”), AXA Equitable Life Insurance Company (“Equitable”) and AXA Rosenberg Investment Management LLC (“AXA Rosenberg”). The Form 13G/A was jointly filed by AXF with AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively, “Mutuelles AXA”) and AXA. AXF is a wholly-owned subsidiary of AXA, a French holding company, which is controlled by the Mutuelles AXA, as a group. Alliance has sole voting power with respect to 2,411,080 shares, and sole dispositive power with respect to 2,582,480 shares. Alliance’s shares are held by unaffiliated third-party client accounts and managed by Alliance, as investment advisor. Equitable has sole voting and dispositive power with respect to 304,000 shares, and AXA Rosenberg has sole voting and dispositive power with respect to 1,200 shares.

(5)          Based on information contained in a Schedule 13G filed February 7, 2006 by Merrill Lynch & Co., Inc. (“Merrill Lynch”), on behalf of Merrill Lynch Investment Managers. Merrill Lynch has shared voting and dispositive power with respect to the indicated shares.

(6)          Based on information contained in a Schedule 13G filed January 26, 2006 by Barclay’s Global Investors, NA (“BGI”), and Barclay’s Global Fund Advisors (“BGFA”), Barclay’s Global Investors, Ltd., and Barclay’s Global Investors Japan Trust and Banking Company Limited. BGI has sole voting power with respect to 2,011,681 shares and sole dispositive power with respect to 2,244,261 shares, and BGFA has sole voting and dispositive power with respect to 473,941 shares.

(7)          Includes 1,500 shares owned by Mr. Pringle’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and Directors and persons who own more than ten percent of our Common Stock (collectively, “Reporting Persons”) file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Reporting Persons are required by the Commission’s regulations to furnish us with copies of all Section 16(a) forms they file.

As a matter of practice, our administrative staff assists each of the Reporting Persons who are employees and Directors of the Company in preparing initial reports of ownership and reports of changes in beneficial ownership and filing such reports with the Commission and the NASDAQ Stock Market. Based solely on a review of the copies of forms filed by or on behalf of the Reporting Persons and on written representations (if any) from each of the Reporting Persons, we believe that all Reporting Persons complied with all applicable filing requirements with respect to the year 2005.

Item 1.                        Election of Directors

At the Annual Meeting, you will be asked to vote on the election of two Class III Directors. A majority of the independent members of the Board have nominated Douglas A. Michels and Charles W. Patrick for election as Class III Directors, for terms expiring at the Annual Meeting of Stockholders in 2009. The nominees for election as Directors are presently members of our Board. Mr. Michels has served as a member of the Board and as the Company’s President and Chief Executive Officer since June 2004, and Mr. Patrick has served on the Board and as a member of the Compensation Committee of the Board since January 2006.

In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for the two nominees, each of whom has consented to be named and to serve if elected. If a quorum is present, each nominee will be elected if he receives a plurality of the votes cast by shares present in person or by Proxy and entitled to vote at the Annual Meeting. Abstentions and shares as to which a broker or other nominee has indicated on a duly executed and returned Proxy or otherwise advised us that it lacks voting authority will have no effect on the required vote. Your Board recommends that you vote FOR the election of the Director nominees.

We do not know of anything that would preclude any nominee from serving. However, should any nominee for any reason become unable or unwilling to serve as a Director, the persons named in the enclosed Proxy Card will vote the shares represented by each Proxy for such substitute nominee as the Board may approve.

Any vacancy that occurs on the Board that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board may be filled by the affirmative vote of a majority of the Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director.

Certain information with respect to each person nominated for election as a Director and each person whose term of office as a Director will continue after the Annual Meeting is set forth below. Messrs. Hausmann and Pringle became Directors of the Company in connection with the merger (the “Merger”) of STC Technologies, Inc. (“STC”) and Epitope, Inc. (“Epitope”) into the Company on September 29, 2000, and served on the board of Epitope prior to the Merger.

Name	Principal Occupation	Age	Director Since
Class I (Directors Whose Terms of Office Expire in 2007):
Douglas G. Watson	Chief Executive Officer of Pittencrieff Glen Associates	61	2002
Frank G. Hausmann	President of Capricorn Advisors	48	2000
Class II (Directors Whose Terms of Office Expire in 2008):
Ronny B. Lancaster	Senior Vice President for Federal Government Relations of Assurant, Inc.	54	2003
Roger L. Pringle	President of The Pringle Company	65	2000
Class III (Nominees for Terms of Office Expiring in 2009):
Douglas A. Michels	President and Chief Executive Officer of the Company	49	2004
Charles W. Patrick	Principal, Patrick Consulting	51	2006

Douglas G. Watson became a member of the Board in May 2002 and became Chairman of the Board in March 2003. Since July 1999, Mr. Watson has been Chief Executive Officer of Pittencrieff Glen Associates, a leadership and management consulting firm, which he founded. Prior to that, Mr. Watson served as President and Chief Executive Officer of Novartis Corporation, the U.S. subsidiary of Novartis A.G., President and Chief Executive Officer of Ciba-Geigy Corporation, President of the Ciba Pharmaceuticals Division and Senior Vice President of Planning and Business Development of Ciba’s U.S. Pharmaceuticals Division. Mr. Watson holds an M.A. degree in pure mathematics from Churchill College, Cambridge University, and is a member of the Chartered Institute of Management Accountants. Mr. Watson also serves on the Boards of Engelhard Corporation, Dendreon Corporation, Genta Inc., InforMedix Inc., Javelin Pharmaceuticals Inc. and BioElectronics Inc.

Frank G. Hausmann had been a member of the Board of Directors of Epitope since December 1999. Since October 2003, Mr. Hausmann has been President of Capricorn Advisors, a strategic and financial consulting firm which he founded. From October 1999 until October 2003, Mr. Hausmann served as President and Chief Executive Officer and Chairman of the Board of CenterSpan Communications Corporation, an early stage developer of Internet connection, collaboration, securities and content delivery network solutions and services. Prior to that, Mr. Hausmann served as Vice President, Finance and Administration and Chief Financial Officer of ThrustMaster, Inc., a developer of PC games, Vice President, Finance and Chief Financial Officer of Atlas Telecom, Inc., a developer of enhanced facsimile and voice-mail solutions, and Vice President, Corporate Development and General Counsel of Diamond Multimedia Systems, Inc., a designer and marketer of computer video cards, modems and other peripherals. Mr. Hausmann received B.S. degrees in Economics and Political Science from Willamette University and a J.D. degree from the University of Oregon. He is a member of the Oregon State Bar.

Ronny B. Lancaster became a member of the Board in May 2003. Mr. Lancaster has served as Senior Vice President, Federal Government Relations of Assurant, Inc., a provider of specialty insurance and insurance-related products and services since September 2005. From 2003 until September 2005, Mr. Lancaster served as Chief Operating Officer of the Morehouse School of Medicine in Atlanta, Georgia, as Senior Vice President for Management Policy from 1996 to 2003 and as Vice President for Health and Social Policy from 1993 to 1996. Prior to that, Mr. Lancaster was Executive Assistant to the Secretary and Principal Deputy Assistant Secretary for Planning and Evaluation at the U.S. Department of Health and Human Services (“HHS”), where his responsibilities included a wide range of policy, program and management matters. Prior to serving at HHS, Mr. Lancaster was General Counsel of Hamilton Enterprises, Inc., Senior Washington Representative for Blue Cross/Blue Shield Association, Chief of the Division of Fee-For-Service Plans at the U.S. Office of Personnel Management, and Executive Assistant to the Chairman at the National Institute for Advanced Studies. Mr. Lancaster received his B.A. in Economics from the Catholic University of America, his M.B.A. from the Wharton School of the University of Pennsylvania, and his J.D. degree from The Georgetown University Law Center. He is also admitted to the Bars of Pennsylvania and the District of Columbia and serves as President for the Minority Health Professions Foundation.

Roger L. Pringle had been Chairman of the Board and a member of the Board of Directors of Epitope, and was a director of Agritope, Inc., a plant genetics subsidiary of Epitope, since 1990. Mr. Pringle is the President of The Pringle Company, a strategy and executive consulting firm in Portland, Oregon. Mr. Pringle currently serves on the boards of directors of The ODS Companies, North Pacific Group, Prolifiq Software, Inc., and the Oregon Dental Foundation. He is also an active angel investor in the Pacific Northwest.

Douglas A. Michels has been the Company’s President and Chief Executive Officer since June 2004. Prior to that, Mr. Michels served as Group Vice President, Global Marketing of Ortho-Clinical Diagnostics from January 2004 to June 2004, President of Ortho-Clinical Diagnostics International from January 2002 to December 2003, President of Johnson & Johnson Healthcare Systems, Inc. from January 2000 to December 2001, and Vice President Sales & Marketing of Johnson & Johnson Healthcare Systems, Inc. from June 1997 to December 1999. Earlier in his career, Mr. Michels held various positions of increasing responsibility within the Johnson & Johnson family of companies, including Vice President, Sales & Marketing, Vice President/General Manager – Immunocytometry Business, Executive Director Sales & Marketing, Director of Marketing, Director of Sales, and Regional Sales Manager for Ortho Diagnostic Systems, Inc. Prior to joining Johnson & Johnson, Mr. Michels worked for the Diagnostics Division of Abbott Laboratories in various sales and product management positions. Mr. Michels received a B.S. degree in Public Health Administration from the University of Illinois and an M.B.A. from Rutgers University.

Charles W. Patrick became a member of the Board in January 2006. Since 2000, Mr. Patrick has served as Principal of Patrick Consulting, a management consulting firm that helps diagnostic and technology companies develop sales, marketing and distribution strategies. During the period September 2000 through April 2001, he served as the acting President and Chief Executive Officer of Call Nexus, Inc., a provider of virtual call center services. From 1990 to 2000, Mr. Patrick served as Vice President of Sales and Marketing for Biosite Diagnostics, a medical diagnostics company, and had primary responsibility for developing and achieving Biosite’s strategic sales and marketing objectives. Prior to his time at Biosite, Mr. Patrick served as World Wide Group Marketing Manager and held several other sales and marketing positions for the Diagnostics Division of Abbott Laboratories. Mr. Patrick received a B.A. in Communications/Journalism from the University of Central Florida.

Board of Directors

The Board of Directors is comprised of a majority of independent Directors. The Board has determined that each member of the Board, except for Mr. Michels, is “independent,” as that term is defined in the applicable rules of The NASDAQ Stock Market, Inc.

The Board held eight meetings and acted by written consent on three occasions during the year ended December 31, 2005. Each member of the Board attended more than 75 percent of the combined total of meetings of the Board and of the committees of the Board on which such member served during the period in the year in which he served as a Director.

The Board has approved a process for security holders to send communications to members of the Board and a policy concerning Board members’ attendance at our annual meetings of stockholders. All members of the Board attended our 2005 Annual Meeting of Stockholders held on May 17, 2005, except for Carter H. Eckert and Gregory B. Lawless, who retired from the Board prior to the Meeting. Descriptions of the process for security holders to send communications to the Board and the Board’s policy on annual meeting attendance are provided on our website, at www.orasure.com.

Committees of the Board

The Board currently has three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each Committee is composed entirely of independent Directors.

Audit Committee.   The Audit Committee oversees the Company’s accounting and financial reporting process, internal controls and audits, and consults with management and the Company’s independent registered public accounting firm on, among other items, matters related to the annual audits, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm. It also maintains direct responsibility for the compensation, termination and oversight of the Company’s independent registered public accounting firm and evaluates the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee operates pursuant to a written Charter, a copy of which is available on our website at www.orasure.com.

Members of the Audit Committee are Frank G. Hausmann, Chairman, Ronny B. Lancaster and Roger L. Pringle. Each member of the Audit Committee is “independent,” as defined in the Exchange Act and applicable rules of The NASDAQ Stock Market, Inc. The Board has determined that Mr. Hausmann is an “audit committee financial expert,” as that term is defined by applicable rules of the Commission. The Audit Committee met seven times during the year ended December 31, 2005.

Compensation Committee.   The Compensation Committee of the Board determines and, in the case of the Chief Executive Officer recommends for Board approval, the compensation and benefits for our executive officers, and administers our stock award plan. The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at www.orasure.com. Members of the Compensation Committee are Roger L. Pringle, Chairman, Charles W. Patrick and Douglas G. Watson. Each member of the Compensation Committee is “independent,” as defined in the applicable rules of The NASDAQ Stock Market, Inc. The Compensation Committee met three times and acted by written consent on two occasions during the year ended December 31, 2005.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee of the Board identifies, evaluates and recommends to the Board candidates for election or re-election to the Board. In addition, this Committee is responsible for developing, recommending for Board approval and administering a set of corporate governance guidelines. The Nominating and Corporate Governance Committee operates pursuant to a written charter. Copies of the Committee’s charter and the Company’s corporate governance guidelines are available on our website at www.orasure.com. Members of the Nominating and Corporate Governance Committee are Ronny B. Lancaster, Chairman, Roger L. Pringle and Douglas G. Watson. Each member of the Nominating and Corporate Governance Committee is “independent,” as defined in the Exchange Act and applicable rules of The NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee meet three times during the year ended December 31, 2005.

In evaluating and recommending candidates for the Board, the Nominating and Corporate Governance Committee will consider candidates recommended by members of the Committee or the Board of Directors, officers or employees of the Company, the Company’s security holders and other business contacts. Candidates recommended by security holders will be considered by the Nominating and Corporate Governance Committee in the same manner as candidates recommended by other sources, but only if the security holder makes its recommendation in accordance with the advance notification provisions set forth in the Company’s By-laws. For a description of these provisions, see the Section entitled, “Nomination of Directors.”

In evaluating new candidates for Board nomination, the Nominating and Corporate Governance Committee shall consider one or more of the following factors, as well as any other factors determined by the Committee: independence, integrity, knowledge, judgment, character, leadership skills, education, experience, financial literacy, technical background, and standing in the community. In evaluating incumbent directors for re-election, the Nominating and Corporate Governance Committee shall consider that director’s overall service to the Company, including the number of meetings attended, level of participation, quality of performance and other factors deemed relevant by the Committee.

The following report of the Audit Committee of the Board shall not be deemed to be “soliciting material” or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing by the Company under either the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management’s conduct of the Company’s financial reporting process, including monitoring (1) the participation of management and the outside independent registered public accounting firm in the financial reporting process, (2) the Company’s systems of internal accounting and financial controls,

(3) the annual independent audit of the Company’s financial statements and (4) the qualifications, independence and performance of the outside independent registered public accounting firm. The Committee selects the Company’s outside independent registered public accounting firm, and once selected, the outside independent registered public accounting firm reports directly to the Committee. The Committee is responsible for approving both audit and non-audit services to be provided by the outside independent registered public accounting firm. The Committee operates pursuant to a Charter that was last amended and restated by the Board on May 18, 2004.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management, which included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee met with the independent registered public accounting firm, with and without management, to discuss the results of their examination and their judgments regarding the Company’s accounting policies. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee’s Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission and selected KPMG LLP as the independent registered public accounting firm for fiscal year 2006. The Board is recommending that stockholders ratify that selection at the Annual Meeting.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Frank G. Hausmann, Chairman
Ronny B. Lancaster
Roger L. Pringle

March 1, 2006

Nomination of Directors

Our Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder entitled to vote for the election of Directors at the Annual Meeting. A stockholder’s notice of nomination must be made in writing to the Company’s Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to the nominee, the name, age, business address, residence address, and principal occupation or employment of the person, the class and number of shares of capital stock of the Company which are beneficially owned by the person, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act. The notice must also include the name and record address of the stockholder making the nomination and the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Company.

Executive Officers

The table below provides information about the executive officers of the Company as of March 27, 2006. Officers of the Company hold office at the discretion of the Board.

Name	Age	Position
Douglas A. Michels	49	President and Chief Executive Officer
Ronald H. Spair	50	Executive Vice President and Chief Financial Officer
Stephen R. Lee, Ph.D.	46	Executive Vice President and Chief Science Officer
P. Michael Formica	55	Executive Vice President, Operations
Joseph E. Zack	54	Executive Vice President, Marketing and Sales
Jack E. Jerrett	47	Senior Vice President, General Counsel and Secretary
Mark L. Kuna	42	Vice President, Controller and Assistant Secretary

For biographical information on Mr. Michels, see the Section entitled, “Election of Directors,” in this Proxy Statement.

Ronald H. Spair joined the Company as Executive Vice President and Chief Financial Officer in November 2001. Prior to that time, Mr. Spair was Vice President, Chief Financial Officer and Secretary of Delsys Pharmaceutical Corporation, a pharmaceutical manufacturing system development company, from January 2001 to September 2001. Prior to joining Delsys, he was Senior Vice President, Chief Financial Officer and Secretary of SuperGen, Inc., a pharmaceutical company, from August 1999 to January 2001. Prior to joining SuperGen, Mr. Spair was Senior Vice President, Chief Financial Officer and Secretary of Sparta Pharmaceuticals, Inc., a development stage pharmaceutical company. Mr. Spair received his B.S. in Accounting and M.B.A. from Rider College. He is also a licensed Certified Public Accountant and is a member of the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Stephen R. Lee, Ph.D. joined the Company as Executive Vice President and Chief Science Officer in September 2005. Prior to that time, Dr. Lee worked at Ortho-Clinical Diagnostics, a Johnson & Johnson company since 1990, serving as Vice President, Assay Research & Development from 2002 to 2005, Executive Director, Worldwide Immunodiagnostic Product Development from 2000 to 2002, and Director,

Infectious Disease Assay Development from 1996 to 2000. Dr. Lee has had responsibility for or direct involvement in the development of over 40 major diagnostic assays, in such areas as infectious disease, cardiology, oncology and other conditions. In 1997, Dr. Lee was awarded the Johnson Medal, Johnson & Johnson’s highest award for Research and Development. Prior to joining Ortho, Dr. Lee worked as a scientist for both Wampole Labs and Immunicon Corporation. Dr. Lee received a Ph.D. degree in Biochemistry from Cardiff University (U.K.) in 1985 and a BSc. in Biochemistry from Sheffield University (U.K.) in 1981.

P. Michael Formica has served as Executive Vice President, Operations for the Company since November 2002 and as Senior Vice President, Operations for the Company and STC since May 2000. Prior to that time, Mr. Formica was Division Manager, Mobil Measurement Technologies for Dräger Sicherheitstechnik GmbH (now called Dräger Safety AG & Co. KGaA), in Lüebeck, Germany, for eight years with worldwide responsibility, and Director Sales and Marketing, National Draeger, Inc. (USA) for two years. Dräger is a world leader in chemical detection systems for the industrial safety market, and breath alcohol detection instrumentation. Mr. Formica received his B.S. in Electrical Engineering from West Virginia University and his M.B.A. from the Graduate School of Industrial Administration, Carnegie Mellon University.

Joseph E. Zack has served as the Company’s Executive Vice President, Marketing and Sales since September 2002. Prior to that time, Mr. Zack served as Vice President, Marketing and Sales for OraPharma, Inc., a specialty pharmaceutical company focused on oral healthcare, since 1998. Prior to joining OraPharma, Mr. Zack held executive level marketing and sales positions with Advanced Tissue Sciences, Inc. and the CIBA-GEIGY Pharmaceutical Division. Mr. Zack received his B.A. in Biology from Colgate University and his M.B.A. from St. John’s University.

Jack E. Jerrett has served as the Company’s Senior Vice President and General Counsel since February 2003 and as Vice President and General Counsel since November 2000. He has also served as the Company’s Secretary since February 2001. Prior to joining the Company, Mr. Jerrett served in the positions of Associate General Counsel and Senior Counsel at PPL Electric Utilities Corporation, and acted as general counsel to PPL Gas Utilities Corporation, since July 1998. Prior to that, Mr. Jerrett was Senior Corporate Attorney of Union Pacific Corporation and an Associate with Morgan, Lewis & Bockius. Mr. Jerrett received his B.S. in Accounting from Villanova University and his J.D. from the Villanova University School of Law. He is a member of the Pennsylvania Bar and the American and Pennsylvania Bar Associations.

Mark L. Kuna has served as the Company’s Vice President and Controller since February 2003 and as Controller since February 2001. Mr. Kuna has also served as the Company’s Assistant Secretary since May 2002 and provided accounting and financial analysis support since joining the Company in October 2000. Prior to that time, Mr. Kuna served as Director of Financial Planning and Analysis for the greater Philadelphia region of XO Communications, Inc., and Vice President and Principal Accounting Officer of Wedco Technology, Inc. Prior to joining Wedco Technology, he was an accountant with Deloitte and Touche. Mr. Kuna received his B.S. in Accounting from the University of Scranton, is a licensed Certified Public Accountant, and is a member of the Pennsylvania and American Institutes of Certified Public Accountants.

Certain Relationships and Related Transactions

Information regarding employment and severance agreements between the named executive officers and the Company is set forth in the Section entitled, “Employment Agreements,” in this Proxy Statement.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, including the Chief Executive Officer, the “Named Executive Officers”), for the year ended December 31, 2005:

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation		Restricted Stock Awards		Securities Underlying Options (1)	All Other Compen- sation (2)
Douglas A. Michels	2005	$409,808	$359,000	—		$744,975	(3)	67,500	$4,000
President and	2004	206,154	200,000	—		3,144,225	(4)(6)	467,500	4,000
Chief Executive Officer	2003	—	—	—		—		—	—
Ronald H. Spair	2005	295,000	207,000	—		297,990	(3)	27,000	4,000
Executive Vice President and	2004	281,758	157,336	$5,250	(8)	395,490	(5)(6)	27,000	4,000
Chief Financial Officer	2003	224,264	60,000	9,000	(8)	267,000	(7)	100,000	4,000
P. Michael Formica	2005	249,546	150,000	—		248,325	(3)	22,500	4,000
Executive Vice President,	2004	245,242	125,404	5,250	(8)	220,975	(5)(6)	22,500	4,000
Operations	2003	210,264	50,000	9,000	(8)	267,000	(7)	100,000	4,000
Joseph E. Zack	2005	229,593	138,000	—		248,325	(3)	22,500	4,000
Executive Vice President,	2004	224,735	114,831	5,250	(8)	148,575	(6)	22,500	4,000
Marketing and Sales	2003	202,187	50,000	9,000	(8)	133,500	(7)	75,000	4,000
Jack E. Jerrett	2005	213,591	113,000	—		198,660	(3)	18,000	4,000
Senior Vice President,	2004	194,555	74,761	5,250	(8)	99,050	(6)	15,000	4,000
General Counsel and Secretary	2003	176,132	31,750	9,000	(8)	—		40,000	4,000

(1)          Except as noted below, the amounts represent the number of shares of Common Stock underlying options granted for performance rendered during each specified year, although the award occurred early in the subsequent year. The number of shares indicated for Mr. Michels for 2004 also includes an option for 400,000 shares granted to Mr. Michels when he joined the Company in June 2004.

(2)          The amounts represent cash contributed to a 401(k) profit sharing plan as employer matching contributions. Employee contributions are included in the Salary column.

(3)          On January 23, 2006, the Named Executive Officers received the following grants of restricted shares based on their performance during 2005: 78,750 shares for Mr. Michels; 31,500 shares for Mr. Spair; 26,250 shares for Mr. Formica; 26,250 shares for Mr. Zack and 21,000 shares for Mr. Jerrett. The value of these shares was calculated by multiplying the number of shares in each grant by $9.46, the closing price for the Company’s Common Stock as reported in The NASDAQ Stock Market on the date of grant. One-third of each such grant vests on the first, second and third anniversaries, respectively, of the date of grant. The aggregate number of restricted shares held as of December 30, 2005, and the value of these shares at the $8.82 closing price of the Company’s Common Stock as reported on The NASDAQ Stock Market as of that date, for each of the Named Executive Officers, were as follows: 299,070 shares valued at $2,637,797 for Mr. Michels; 61,500 shares valued at $542,430 for Mr. Spair; 46,250 shares valued at $407,925 for Mr. Formica; 33,750 shares valued at $297,675 for Mr. Zack; and 17,500 shares valued at $154,350 for Mr. Jerrett. The foregoing amounts exclude the restricted shares granted on January 23, 2006. If the Company were to declare a dividend on its Common Stock, such a dividend would be payable to the holders of any restricted shares.

(4)          On June 21, 2004, Mr. Michels received a grant of 350,000 restricted shares pursuant to the terms of his Employment Agreement with the Company. The value of these shares was calculated by multiplying the number of shares in the grant by $7.71, the closing price for the Company’s Common Stock as reported on The NASDAQ Stock Market on the date of grant. The first 116,720 shares of Mr. Michels’ grant vested on the first anniversary of the grant and the remaining 233,280 restricted shares vest on a quarterly basis thereafter in equal amounts of 6,480 shares on each September 30, December 31, March 31 and June 30, commencing September 30, 2005 and ending June 30, 2014.

(5)          On March 15, 2004, Messrs. Spair and Formica received grants of 30,000 and 10,000 restricted shares, respectively. The value of these shares was calculated by multiplying the number of shares in each grant by $7.24, the closing price for the Company’s Common Stock as reported on The NASDAQ Stock Market on the date of grant. One-half of the shares in each grant vested on the first anniversary of the grant, and the remaining half vests on the second anniversary.

(6)          On January 26, 2005, the Named Executive Officers received the following grants of restricted shares based on their performance during 2004: 78,750 shares for Mr. Michels; 31,500 shares for Mr. Spair; 26,250 shares for Mr. Formica; 26,250 shares for Mr. Zack; and 17,500 shares for Mr. Jerrett. The value of these shares was calculated by multiplying the number of shares in each grant by $5.66, the closing price for the Company’s Common Stock as reported on The NASDAQ Stock Market on the date of grant. One-third of each such grant vests on the first, second and third anniversaries, respectively, of the grant.

(7)          On November 5, 2003, Messrs. Spair and Formica each received grants of 30,000 restricted shares, and Mr. Zack received a grant of 15,000 restricted shares. The indicated amounts were calculated by multiplying the number of shares in each grant by $8.90, the closing price for the Company’s Common Stock as reported on the NASDAQ Stock Market on the date of grant. One-half of the shares in each grant vested on the second anniversary of the grant and the remaining half vests on the third anniversary.

(8)          The indicated amounts represent automobile allowances for Messrs. Spair, Formica, Zack and Jerrett in 2004 and 2003.

Option Grants in the Last Fiscal Year(1)

The following table summarizes the number of stock options awarded to the Named Executive Officers during the year ended December 31, 2005:

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted (2)	Fiscal Year	Share	Date	5%	10%
Douglas A. Michels	67,500	10.4%	$5.598	1/26/2015	$237,637	$602,219
Ronald H. Spair	27,000	4.2	5.598	1/26/2015	95,055	240,888
P. Michael Formica	22,500	3.5	5.598	1/26/2015	79,212	200,740
Joseph E. Zack	22,500	3.5	5.598	1/26/2015	79,212	200,740
Jack E. Jerrett	15,000	2.3	5.598	1/26/2015	52,808	133,827

(1)          Except as required by law, options are qualified as incentive stock options and vest as to one-fourth one year after the date of grant, with the remaining three-fourths vesting in equal monthly installments over the following 36 months. Vesting ceases 90 days following termination of employment and is generally accelerated in case of a change in control of the Company. The holder’s right to exercise the options will terminate immediately upon termination of employment for cause, will expire five years after retirement, and will expire one year after death, disability, or ceasing to be an active employee of the Company for any other reason. Subject to certain conditions, the exercise price of the options may be paid by delivery of previously acquired shares of Common Stock. No stock appreciation rights were granted during the year ended December 31, 2005.

(2)          The indicated options were granted on January 26, 2005 in respect of performance rendered during the year ended December 31, 2004.

(3)          The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of Common Stock compounded annually for the period running from the date of grant through the expiration date. There can be no assurance that the Common Stock will appreciate in value at any particular rate or at all in future years.

Fiscal Year-End Option Values

The following table shows 2005 year-end amounts and value of shares of the Common Stock underlying outstanding options for the Named Executive Officers:

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name (1)	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas A. Michels	—	—	150,000	317,500	$156,000	$476,473
Ronald H. Spair	—	—	327,188	104,812	337,515	167,174
P. Michael Formica	—	—	233,378	95,832	317,454	144,000
Joseph E. Zack	—	—	159,376	93,124	544,128	222,030
Jack E. Jerrett	—	—	132,709	47,291	222,591	82,588

(1)          The Named Executive Officers exercised no stock options during 2005 and held no stock appreciation rights at December 31, 2005.

(2)          In-the-money stock options are options for which the exercise price is less than the fair market value of the underlying stock on a particular date. The values shown in the table are based on the difference between $8.805, which was the average of the high and low sales prices of the Common Stock as quoted on The NASDAQ Stock Market on December 30, 2005, and the applicable exercise price.

Employment Agreements

In June 2004, when Mr. Michels joined the Company as President and Chief Executive Officer, he and the Company entered into an employment agreement that has an initial term of three years (i.e., through June 22, 2007) and is subject to automatic renewal for successive three-year periods unless the Company gives Mr. Michels at least 90 days written notice that the agreement would not be renewed or Mr. Michels’ employment was otherwise terminated pursuant to the agreement. Under his agreement, Mr. Michels is entitled to a base salary of at least $400,000 per year, is eligible to participate in the bonus plan established by the Company (with a target bonus at least equal to 50% of his annual salary) and is eligible to receive or participate in any long-term incentive plan or any other additional benefits that may be made available by the Company from time to time. For the calendar year 2004, the agreement provided that Mr. Michels’ cash bonus would not be less than $160,000. Mr. Michels is also entitled to reimbursement for job-related expenses.  The Company reimbursed Mr. Michels for $15,336 of legal expenses he incurred in connection with the negotiation of the terms of his employment agreement.

Mr. Michels’ employment agreement provides that he is entitled to participate in the Company’s stock award plan and shall have a target amount of stock options that is at least equal to the target amount for the Company’s Chief Executive Officer as set forth in the Company’s stock option guidelines for senior managers as in effect on the date Mr. Michels’ employment agreement was executed. All stock awards granted to Mr. Michels are required to immediately vest (i) in the event of a “change of control” (as defined below) or (ii) if Mr. Michels’ employment is terminated for “good reason” (as defined below) by Mr. Michels or without “cause” (as defined below) by the Company or its successor during the period which begins three months prior to the occurrence of a change of control and ends 18 months after the occurrence of a change of control (a “change of control period”), and 50% of such stock awards shall vest in the event Mr. Michels’ employment is terminated for good reason or without cause during any period other than a change of control period.

Under the agreement, Mr. Michels received an option to purchase 400,000 shares of the Company’s Common Stock, with the option for the first 100,000 shares vesting one year from the date of grant and the option for the remaining 300,000 shares vesting incrementally in equal monthly installments over the next three succeeding years. The agreement also provided for the grant to Mr. Michels of 350,000 restricted shares, with the first 116,720 of such restricted shares vesting one year from the date of grant and the remaining 233,280 shares vesting in equal amounts of 6,480 shares on each subsequent September 30, December 31, March 31 and June 30, commencing September 30, 2005 and ending June 30, 2014.

Mr. Michels’ employment agreement will terminate upon his death or disability, or Mr. Michels may terminate the agreement at any time upon 90 days written notice to the Company, by providing written notice within 90 days of an event constituting good reason, or upon 90 days written notice delivered to the Company within 180 days following a change of control. Mr. Michels’ employment agreement can also be terminated by the Company for cause or without cause. As used in the agreement, the term “good reason” means (i) a material breach of the agreement by the Company that is not cured within 30 days of written notice, (ii) any diminution in Mr. Michels’ position, duties or responsibilities or requirement that Mr. Michels report to any person other than the Board of Directors, (iii) any relocation of Mr. Michels’ primary place of work to a location that is more than 25 miles from the Company’s Bethlehem, Pennsylvania facilities, or (iv) a reduction in Mr. Michels’ salary. The agreement further provides that any of the following events shall constitute cause: (a) the willful and continued failure by Mr. Michels to substantially perform his duties, (b) the engaging by Mr. Michels in gross misconduct or gross negligence materially injurious to the Company, (c) the commission of an act by Mr. Michels in direct competition with or materially detrimental to the Company’s best interests, or (d) Mr. Michels’ commission of a felony.

Upon the termination of Mr. Michels’ employment upon his death or disability, by Mr. Michels for any reason other than good reason or by the Company for cause, Mr. Michels will be entitled to receive his salary through the date of termination and any bonus approved by the Board or the Compensation Committee prior to the date of termination but not yet paid and, in the case of a termination upon his death or disability, a cash bonus for the calendar year in which termination occurs that Mr. Michels would have received but for his death or disability, prorated through the date of death or commencement of disability. Upon termination of the agreement by Mr. Michels with good reason or after a change of control or by the Company without cause (which includes the Company’s failure to renew the agreement), Mr. Michels would be entitled to receive his salary through the date of termination and any bonus that has been approved by the Board or the Compensation Committee prior to the date of termination but not yet paid, a cash bonus for the calendar year in which termination occurs equal to Mr. Michels’ target bonus for such year, and for a period of one year after the date of termination, benefits for Mr. Michels and/or his family at levels substantially equal to those that would have been provided to them by the Company if Mr. Michels’ employment had not been terminated. If termination is for good reason or without cause (which includes the Company’s failure to renew the agreement) and does not occur during a change of control period, Mr. Michels would also continue to receive his salary for 12 months after termination or, if greater and termination occurs during the initial three-year term of the agreement, the remainder of such initial term. If, however, termination is for good reason or without cause (which includes the Company’s failure to renew the agreement) and occurs during a change of control period, or if termination is by Mr. Michels after a change of control, Mr. Michels will be required to enter into a transitional services agreement with the Company pursuant to which he would provide transitional services for a six-month period following the termination date in exchange for payment of his salary over such period, and Mr. Michels would then continue to receive his salary for 30 additional months after completion of the six-month transition service period.

A “change in control” generally is defined to take place when disclosure of such a change would be required by the proxy rules promulgated by the Commission or when:

•       a person (other than the Company, any of its subsidiaries, any employee benefit plan of the Company, or any person with voting power arising from a revocable proxy) acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of the Company’s voting securities;

•       less than a majority of the directors are persons who were either nominated or selected by the Board;

•       the consummation of any consolidation or merger in which the Company is not the surviving corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; or

•       the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

Mr. Michels’ agreement also provides that the Company will pay an amount equal to the first $1 million of excise tax incurred under Section 280G of the Internal Revenue Code on compensation paid to Mr. Michels upon a change of control. In addition, if Mr. Michels is made a party to any action, suit or proceeding by reason of his service as an officer, director, employee, agent or the like of the Company, or by reason of his serving at the Company’s request in a similar capacity with another entity, including, without limitation, as a fiduciary of an employee benefit plan sponsored or established by the Company, then Mr. Michels shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (including for all reasonable attorneys’ fees and costs incurred by Mr. Michels) and such indemnification shall continue even if Mr. Michels has ceased to be a director, officer, employee, agent or the like of the Company for any reason.

As further consideration for the severance payable under Mr. Michels’ employment agreement, during the term of the agreement and for one year thereafter, Mr. Michels is not permitted to:

•       recruit, solicit or hire any executive or employee of the Company;

•       induce or solicit any current or prospective customer, client or supplier of the Company to cease becoming a customer, client or supplier or divert Company business away from any customer, client or supplier of the Company; or

•       own, manage, control, work for or provide services to any entity that competes with the Company in the market for oral fluid or rapid point-of-care diagnostic testing in the United States.

All other employment agreements are substantially similar to Mr. Michels’ employment agreement, with the following exceptions.

Mr. Spair serves as Executive Vice President and Chief Financial Officer of the Company, and his employment agreement provides for a base salary of at least $284,000 per year. The initial term of Mr. Spair’s agreement is two years, rather than three years, from July 1, 2004, with automatic two-year renewal periods. Mr. Spair’s target bonus percentage is at least 40% of his base salary, and his agreement does not provide for a specific bonus payment for 2004 or the grant of any restricted shares or options other than Mr. Spair’s right to participate in the Company’s stock award plan with a target amount at least equal to the target for Mr. Spair under the Company’s stock option guidelines for senior managers as in effect on the date of his agreement. The notice periods for termination of Mr. Spair’s agreement are 60 days, rather than 90 days, and the Company is obligated to pay an amount up to the first $500,000, rather than $1 million, of excise tax imposed under Section 280G of the Internal Revenue Code on compensation to Mr. Spair as a result of a change in control.

Dr. Lee serves as Executive Vice President and Chief Science Officer of the Company, and his employment agreement provides for a base salary of at least $250,000 per year. The initial term of Dr. Lee’s agreement is two years, rather than three years, from September 23, 2005, with automatic two-year renewal periods. Dr. Lee’s target bonus percentage is at least 40% of his base salary, and his agreement provided for a cash bonus payment of not less than $75,000 for the calendar year 2005 and the reimbursement of up to $10,000 in legal expenses incurred in connection with his decision to join the Company. His agreement also provided for the grant of an option to purchase 125,000 shares of the Company’s Common Stock and 40,000 shares of restricted stock effective as of the date of the agreement and provided that he would receive at least 21,000 restricted shares as part of his equity grant for performance during 2005. The agreement further provides that Dr. Lee has the right to participate in the Company’s stock award plan with a target amount at least equal to the target for Dr. Lee under the Company’s stock award guidelines for senior managers as in effect on the date of his agreement. Dr. Lee’s unvested stock awards will vest to the same extent and under the same conditions set forth in Mr. Michels’ agreement, except that all of Dr. Lee’s unvested stock awards will also immediately vest if his employment is terminated by the Company without cause within 30 months after September 23, 2005, the date of his agreement. The notice periods for termination of Dr. Lee’s agreement are 60 days, rather than 90 days, and the Company is obligated to pay an amount up to the first $500,000, rather than $1 million, of excise tax imposed under Section 280G of the Internal Revenue Code on compensation to Dr. Lee as a result of a change in control. Dr. Lee is entitled to receive (i) 18 months, rather than 12 months, of continued salary in the event his agreement is terminated without cause during a period that is not a change of control period but within 30 months after September 23, 2005, the date of his agreement, and (ii) 18 months, rather than 30 months, of continued salary after completion of the six-month transition service period, in the event of a termination of the agreement for good reason or without cause during a change of control period or after a change of control.

Mr. Formica serves as Executive Vice President, Operations of the Company, and his employment agreement provides for a base salary of at least $242,550 per year. The initial term of Mr. Formica’s agreement is two years, rather than three years, from July 1, 2004, with automatic two-year renewal periods. Mr. Formica’s target bonus percentage is at least 40% of his base salary, and his agreement does not provide for a specific bonus payment for 2004 or the grant of any restricted shares or options other than Mr. Formica’s right to participate in the Company’s stock award plan with a target amount at least equal to the target for Mr. Formica under the Company’s stock option guidelines for senior managers as in effect on the date of his agreement. The notice periods for termination of Mr. Formica’s agreement are 60 days, rather than 90 days, and the Company is obligated to pay an amount up to the first $500,000, rather than $1 million, of excise tax imposed under Section 280G of the Internal Revenue Code on compensation to Mr. Formica as a result of a change in control. Mr. Formica shall be entitled to receive 18 months, rather than 30 months, of continued salary after completion of the six-month transition services period, in the event of a termination of his agreement for good reason or without cause during a change of control period or after a change of control.

Mr. Zack serves as Executive Vice President, Marketing and Sales of the Company, and his employment agreement provides for a base salary of at least $222,111 per year. The initial term of Mr. Zack’s agreement is two years, rather than three years, from July 1, 2004, with automatic two-year renewal periods. Mr. Zack’s target bonus percentage is at least 40% of his base salary, and his agreement does not provide for a specific bonus payment for 2004 or the grant of any restricted shares or options other than Mr. Zack’s right to participate in the Company’s stock award plan with a target amount at least equal to the target for Mr. Zack under the Company’s stock option guidelines for senior managers as in effect on the date of his agreement. The notice periods for termination of Mr. Zack’s agreement are 60 days, rather than 90 days, and the Company is obligated to pay an amount up to the first $500,000, rather than $1 million, of excise tax imposed under Section 280G of the Internal Revenue Code on compensation to Mr. Zack as a result of a change in control. Mr. Zack shall be entitled to receive 18 months, rather than 30 months, of continued salary after completion of the six-month transition services period, in the event of a termination of his agreement for good reason or without cause during a change of control period or after a change of control.

Mr. Jerrett serves as Senior Vice President, General Counsel and Secretary of the Company, and his employment agreement provides for a base salary of at least $192,825 per year. The initial term of Mr. Jerrett’s agreement is two years, rather than three years, from July 1, 2004, with automatic two-year renewal periods. Mr. Jerrett’s target bonus percentage is at least 30% of his base salary, and his agreement does not provide for a specific bonus payment for 2004 or the grant of any restricted shares or options other than Mr. Jerrett’s right to participate in the Company’s stock award plan with a target amount at least equal to the target for Mr. Jerrett under the Company’s stock option guidelines for senior managers as in effect on the date of his agreement. The notice periods for termination of Mr. Jerrett’s agreement are 60 days, rather than 90 days, and the Company is obligated to pay an amount up to the first $500,000, rather than $1 million, of excise tax imposed under Section 280G of the Internal Revenue Code on compensation to Mr. Jerrett as a result of a change in control. Mr. Jerrett shall be entitled to receive 18 months, rather than 30 months, of continued salary after completion of the six-month transition services period, in the event of a termination of his agreement for good reason or without cause during a change of control period or after a change of control.

Compensation of Directors

All nonemployee Directors receive an annual fee of $25,000. In addition, the Chairman of the Board receives an additional annual fee of $20,000, the Chairmen of the Audit Committee and Compensation Committee receive an additional annual fee of $10,000 each, and the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $5,000. Thus, the Chairman of the Board, and the Chairmen of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive aggregate annual fees of $45,000, $35,000, $35,000 and $30,000, respectively. Annual fees are payable quarterly in advance.

Each nonemployee Director receives a $2,000 fee for each Board meeting attended, and each member of a Board Committee receives an additional $1,000 fee for each Committee meeting attended. A meeting fee will only be paid with respect to a meeting for which minutes are prepared. Nonemployee Directors also receive reimbursement for their reasonable out-of-pocket costs of attending Board and Committee meetings.

Nonemployee Directors receive an initial grant of 40,000 stock options upon joining the Board (the “Initial Grant”). An additional grant of 40,000 stock options is also made to any nonemployee Director who becomes Chairman of the Board (the “Chairman Grant”). Each nonemployee Director receives an annual grant of 20,000 stock options (the “Annual Grant”) on the annual option grant date for officers and employees of the Company, except for the Chairman of the Board, who receives an Annual Grant of 30,000 stock options. Beginning with the grants for 2006, which are expected to be awarded in early 2007, the Annual Grant for the Chairman of the Board will be reduced to 25,000 stock options and the Annual Grant for all other nonemployee Directors will be reduced to 15,000 stock options.

The options granted to nonemployee Directors are nonqualified stock options and have an exercise price equal to the mean between the high and low sales prices of the Company’s Common Stock as quoted on The NASDAQ Stock Market on the grant date. Each Initial Grant and Chairman Grant generally vests on a monthly basis over the 24 months immediately following the grant date, and each Annual Grant generally vests on a monthly basis over the 12 months immediately following the grant date. All vesting of the options will cease 90 days after the nonemployee Director ceases to serve on the Board. Options become exercisable in full immediately upon the occurrence of a change in control of the Company. A change in control of the Company would occur on the happening of such events as the acquisition of beneficial ownership by a person or group of 30 percent or more of the outstanding Common Stock of the Company, certain changes in Board membership affecting a majority of positions, certain mergers or consolidations, a sale or other transfer of all or substantially all the Company’s assets, or approval by the stockholders of a plan of liquidation or dissolution of the Company, as well as any change in control required to be reported under the Commission’s proxy disclosure rules. Payment of the exercise price may be made in cash or by delivery of previously acquired shares of Common Stock having a fair market value equal to the aggregate exercise price.

Compensation Committee Interlocks and Insider Participation

Roger L. Pringle and Douglas G. Watson served as members of the Compensation Committee of the Board during 2005. In January 2006, Charles W. Patrick joined the Board and became a member of the Compensation Committee. None of Mr. Pringle, Mr. Watson or Mr. Patrick currently serves as an officer of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

The following report of the Compensation Committee of the Board (the “Committee”) and the Stock Price Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing by the Company under either the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report and the Stock Price Performance Graph shall not otherwise be deemed filed under such Acts.

Report on Executive Compensation

General.   The Committee, which is composed solely of independent, nonemployee Directors, is responsible for establishing and administering the Company’s policies that govern executive compensation and benefit practices. The roles and responsibilities of the Committee are set forth in a written Charter.

Compensation Philosophy.   The Company’s executive compensation programs are designed to (i) reflect the financial performance of the Company and achievement by management of financial and other performance objectives, (ii) align the interests of management with the interests of the Company’s stockholders, and (iii) provide long-term incentives for management. The Company seeks to set compensation at levels sufficiently competitive to attract and retain high quality executives, and to motivate them to contribute to the Company’s successes. Specifically, the Company tries to set compensation levels near the median or 50th percentile of amounts paid by comparable medical device and healthcare companies with an opportunity to achieve up to the 75th percentile based on performance.

In establishing compensation for executive officers, the Committee considers the total value of compensation provided to each officer as well as the Company’s and each officer’s performance against previously-established objectives, the Company’s industry position, general industry data and recommendations of third party consultants. In furtherance of these goals, the components of executive compensation include base salary, incentive cash bonuses, stock awards and other benefits, and are linked to both Company and individual performance.

For 2005, the Committee evaluated the performance of Douglas A. Michels, the Company’s President and Chief Executive Officer, and reviewed the performance evaluations of the other executive officers. The Committee also retained an independent compensation consultant to provide a competitive analysis of compensation levels paid to the Company’s officers. Based on these evaluations and a review of the consultant’s analysis, which included compensation data for other medical device and healthcare companies, the Committee determined and approved salaries, incentive cash bonuses and stock awards for Mr. Michels and the other executive officers. Compensation approved by the Committee for Mr. Michels was then recommended for approval and approved by the Company’s Board of Directors.

Base Salary.   At least annually, the Committee sets the salary for all executive officers. The Committee reviewed the performance of the Chief Executive Officer and other executive officers, and received and considered management recommendations concerning salary adjustments for the other executive officers. The Committee also considered recommendations of the compensation consultant and data regarding other medical device and healthcare companies.

The Committee’s compensation decisions for 2005 were influenced by the Company’s strong financial performance and the fact that it met most of its financial objectives for that year. The Company’s revenues were more than $69 million in 2005, representing a 28% increase over 2004. Net income for 2005 was $27.4 million, or $9.7 million before income taxes, and represented a substantial improvement over the $0.6 million net loss recorded for 2004. The Company’s gross margin was 60% for 2005, an improvement over the gross margin of 59% for 2004, and the Company generated $10.6 million in cash flow from operations during 2005, which substantially exceeded the $3.4 million generated in 2004.

In addition to the Company’s record financial performance, the Company made substantial progress towards achieving its strategic objectives under Mr. Michels’ leadership. These objectives included expansion of the Company’s base business consisting of its existing product lines and technologies, development or acquisition of additional point-of-care tests for infectious diseases and the potential development and offering of new over-the-counter (“OTC”) products. The Company expanded its base business significantly in 2005, as evidenced by substantial revenue increases in the infectious disease testing, substance abuse testing and cryosurgical systems markets compared to 2004. This growth was achieved in part through the addition of several new distributor relationships during 2005, the most significant of which was an agreement with SSL International to distribute the Scholl Freeze cryosurgical wart removal product in the OTC footcare market in Europe, Australia and New Zealand. The Company also took important steps towards expanding its point-of-care testing business with the signing of a license to several hepatitis C virus (“HCV”) patents held by Ortho-Clinical Diagnostics and Chiron Corporation. Under these patents, the Company is now developing a new rapid HCV test on the Company’s OraQuick® platform. Finally, through the efforts of a mulit-disciplinary team created by Mr. Michels and a close working relationship with the FDA, the Company is moving closer to being able to prepare and submit an application for FDA approval of the OraQuick® ADVANCE™ test in the U.S. OTC market.

The Company also substantially strengthened its senior management team during 2005. Specifically, the Company successfully recruited a new Chief Science Officer and a new Senior Vice President, Regulatory Affairs and Quality Assurance.

After considering the Company’s accomplishments and Mr. Michels’ significant contributions during 2005, the Committee decided to rate Mr. Michels’ performance as “outstanding.” As a result, and after considering the recommendations and data provided by the compensation consultant, the Committee decided to increase Mr. Michels’ salary from $410,000 to $433,600 per year, which reflects a 5.76% annual increase. Messrs. Spair, Formica, Zack and Jerrett also received merit increases, and Mr. Jerrett received an additional increase in salary to better align his overall compensation with industry standards.

Incentive Cash Bonuses.   During 2005, the Company adopted the 2005 Self-Funding Management Incentive Plan (the “2005 Award Plan”), which established target cash bonus awards for executive officers and other managers for 2005. Awards for 2005 were based on each executive’s achievement of certain individual performance targets and the Company’s attainment of its financial targets for the year. Payment of these awards was from a bonus pool funded at a level dependent upon how well the Company achieved its financial objectives for the year. Mr. Michels’ target payment was 50% of base salary.

The Company’s strong financial performance during 2005 exceeded the targets established under the 2005 Award Plan. As a result of this performance and Mr. Michels’ outstanding rating for the year, the Committee recommended to the Board, and the Board approved, a cash bonus for Mr. Michels of $359,000, which exceeded Mr. Michels’ 50% target payment under the 2005 Award Plan. This amount was also determined after consideration by the Committee of the recommendations and data provided by the compensation consultant. The Committee also approved cash bonuses to Messrs. Spair, Formica, Zack and Jerrett under the terms of the 2005 Award Plan, based on an evaluation of their respective performances during the year, the Company’s strong performance and industry data.

Stock Awards.   As previously noted, an important goal of the Company’s compensation program is to align the interests of the executive officers and other employees with the interests of the Company’s stockholders. In furtherance of this goal, the Company maintains the 2000 Stock Award Plan (the “Award Plan”) pursuant to which the Company may grant stock-based awards to directors, officers, and employees of, and consultants and advisers to, the Company.

In January 2005, the Company adopted Stock Award Guidelines for the Company’s management (the “Guidelines”). The purpose of the Guidelines was to provide a framework for determining annual stock awards for executives that reflect the executive’s duties and performance evaluation against individual objectives for the applicable year, and to align the size of stock awards for executives with comparable positions at other medical device and healthcare companies. The Guidelines provide for the grant of a mix of restricted shares and stock options to the Company’s senior management, based on an individual’s performance.

Utilizing the Guidelines and industry data provided by the compensation consultant, and in light of Mr. Michels’ outstanding performance during 2005, the Committee approved the grant of 78,750 restricted shares and 67,500 stock options to Mr. Michels. Smaller awards of restricted shares and stock options were also approved for the Company’s other executive officers.

Other Compensation.   As a general matter, the Company does not believe that its officers should be treated differently than other employees, except that such officers should receive base salaries and have bonus and stock award opportunities commensurate with their higher level of responsibilities within the organization. The Company’s healthcare, disability, insurance and other programs and benefits are the same for all eligible employees, including officers. There are no outstanding loans of any kind to any executive officer, and since 2002, Federal law has prohibited any new company loans to executive officers.

In addition, the Company maintains a 401(k) profit sharing plan (the “401(k) Plan”) in which all employees of the Company, including executive officers, are eligible to participate. The Company makes matching contributions for participants on a dollar-for-dollar basis up to $4,000 per year. Payments of benefits accrued for 401(k) Plan participants will be made upon retirement or upon termination of employment prior to retirement provided certain conditions have been met by the participant prior to termination.

COMPENSATION COMMITTEE:

Roger L. Pringle, Chairman
Charles W. Patrick
Douglas G. Watson

March 7, 2006

Stock Price Performance Graph

The following graph compares the cumulative total returns to investors in the Company’s Common Stock, the Russell 2000 Index and the NASDAQ Biotechnology Index for the period from December 31, 2000 through December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 in the Company’s Common Stock and in each of the above-mentioned indices, and that all dividends were reinvested.

The Russell 2000 index was chosen because it is an index of companies with market capitalizations similar to ours. The NASDAQ Biotechnology Index was chosen because it includes a number of our competitors. Stockholders are cautioned that the graph shows the returns to investors only as of the dates noted and may not be representative of the returns for any other past or future period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ORASURE TECHNOLOGIES, INC., THE RUSSELL 2000 INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*                   $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Item 2.                        Amendment and Restatement of OraSure Technologies, Inc. 2000 Stock Award Plan

General

On November 16, 1999, the Board of Directors of Epitope adopted, subject to stockholder approval, the Epitope, Inc. 2000 Stock Award Plan (the “Award Plan”). The Award Plan was approved by Epitope’s stockholders on February 15, 2000. The Award Plan initially authorized for award a maximum of 2,500,000 shares of common stock of Epitope, plus the number of shares that were available for grant under the Epitope, Inc. 1991 Stock Award Plan on February 15, 2000, and such additional shares that become available under the terms of the Award Plan thereafter.

Effective September 29, 2000, in connection with the Merger of Epitope and STC into the Company, the name of the Award Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Award Plan was adopted as a stock award plan of the Company. All options granted under the Award Plan prior to the Merger were assumed by and became obligations of the Company.

On May 20, 2002, an amendment to the Award Plan was approved by the Company’s stockholders, increasing the number of shares of Common Stock authorized for grant by 1,800,000 to a total of 4,300,000 shares, and on May 18, 2004 an amendment to the Award Plan was approved by the Company’s stockholders, increasing the number of shares of Common Stock authorized for grant by 3,000,000 to a total of 7,300,000 shares. The shares subject to grant under the Award Plan had a market value (determined as the average high and low sales price on the NASDAQ Stock Market) of $10.25 per share on March 27, 2006.

On February 14, 2006, the Company’s Board of Directors (the “Board”) approved and recommended for submission to stockholders an amended and restated form of the Award Plan in order to increase the number of shares of Common Stock authorized for grant under the Award Plan, to make certain changes required by recent tax law changes and to make certain other improvements to the Award Plan. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy at the Annual Meeting, is required for approval of the amended and restated Award Plan. Shares represented by a Proxy which are not voted for approval of the amended and restated Award Plan (by voting no or abstaining) will have the effect of voting against this proposal. Your Board recommends that stockholders vote FOR approval of the amendment and restatement of the Award Plan.

Amendment and Restatement of the Award Plan

As of March 27, 2006, there were 733,463 shares of Common Stock remaining available for grant as stock options or other equity awards under the Award Plan. In order to enable the Company to continue to attract qualified directors, officers, employees and outside advisors and to compensate its directors, officers, employees and advisors in a manner that is competitive with compensation provided by other medical diagnostic companies, the Board determined that additional shares of Common Stock would need to be authorized for grants under the Award Plan. Accordingly, the Board approved amendment of the Award Plan to increase the number of authorized shares by 2,000,000 shares from 7,300,000 shares to 9,300,000 shares. The Board determined that this increase in authorized shares will meet the Company’s needs under the Award Plan for the foreseeable future. The Board also approved additional amendments to the Award Plan in order to comply with recent tax law changes and to modernize the language of the Award Plan. A copy of the amended and restated Award Plan is attached to this Proxy Statement as Exhibit A.

Summary of the Award Plan as Amended

A summary description of certain terms and provisions of the Award Plan as proposed to be amended and restated follows.

Purpose

The purpose of the Award Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain, and reward employees, outside advisors, and Directors of the Company and any subsidiaries. The Award Plan is intended to strengthen the mutuality of interests between employees, advisors, and Directors and the Company’s stockholders by offering equity-based incentives to promote the long-term growth, profitability and financial success of the Company.

Eligibility

The Award Plan provides for stock-based awards to (i) employees of the Company and any subsidiaries, if any (ii) members of advisory committees or other consultants to the Company or its subsidiaries (“Advisors”), and (iii) nonemployee Directors of the Company. Persons who help the Company raise money by selling securities or who promote or maintain a market for the Company’s securities are not eligible to participate in the Award Plan as Advisors. In addition, only Advisors who, in the judgment of the Compensation Committee of the Board (the “Committee”), are or will be contributors to the long-term success of the Company, will be eligible to receive Awards (as defined below). As of March 27, 2006, the Company had 240 employees and five nonemployee Directors, all of whom are eligible to receive Awards under the Award Plan.

Administration of the Award Plan

The Committee administers the Award Plan and determines the persons who are to receive Awards and the types, amounts, and terms of Awards. For example, the Committee may determine the exercise price, the form of payment of the exercise price, the number of shares subject to an Award, and the date or dates on which an Award becomes exercisable. The Committee may delegate to one or more officers of the Company the authority to determine the recipients of and the types, amounts and terms of Awards granted to participants who are not Reporting Persons. Awards made by the Committee for the Company’s Chief Executive Officer are also reviewed and approved by the full Board.

The Award Plan will continue in effect until (i) the end of ten years after the original date of stockholder approval (i.e., until February 15, 2010), (ii) Awards have been granted covering all available shares under the Award Plan or (iii) the Award Plan is otherwise terminated by the Board. Termination or expiration of the Award Plan will not affect outstanding Awards.

The Award Plan permits the Board to amend the Award Plan, subject to stockholder approval if required by law or the rules of a stock exchange or over-the-counter trading system. In order to retain favorable treatment of Awards under applicable tax laws, the Board cannot increase the number of shares covered by the Award Plan without further stockholder approval.

Awards

Awards that may be granted under the Award Plan include stock options, stock appreciation rights, restricted awards, performance awards, and other stock-based awards (collectively, “Awards”). The following is a brief summary of the various types of Awards that may be granted under the Award Plan.

Stock Options.   Options granted under the Award Plan may be either incentive stock options (“ISOs”), a tax-favored form of Award meeting the requirements of Section 422 of the Internal Revenue

Code, as amended, or nonqualified options (“NQOs”), which are not entitled to special tax treatment. The Award Plan limits the maximum term of any option granted to a period not longer than ten years from the date of grant. The exercise price of any option granted under the Award Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, except that in the case of an option granted to holders of 10% or more of the Company’s voting securities, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant.

The agreement evidencing the grant of a stock option (the “Option Agreement”) will specify, as determined by the Committee, the time or times when the option is exercisable, in whole or in part, and the extent to which the option remains exercisable after the option holder ceases to be an employee, Advisor or nonemployee Director of the Company. The Option Agreement may, in the discretion of the Committee, provide whether the option will become fully exercisable upon the death, disability or retirement of the option holder or upon a change of control of the Company. An option may be exercised by payment of the exercise price in cash or, at the discretion of the Committee, in any combination of cash, previously held shares of Common Stock or share equivalents, or with proceeds from the sale of shares subject to the option.

Options granted to employees under the Award Plan generally vest over four years, with 25% of the grant vesting on the first anniversary of the grant date and the remaining 75% vesting ratably on a monthly basis over the next three years. Options granted to nonemployee Directors generally vest ratably on a monthly basis over either a 12 or 24-month period, depending on the type of grant. See the Section entitled, “Compensation of Directors,” for a further description of the terms of options granted to nonemployee Directors under the Award Plan. Options granted under the Award Plan generally provide for accelerated vesting upon a “change of control.” Therefore, all unvested options outstanding as of the date of the Merger under the Award Plan were vested in full on that date. The Committee may provide for different vesting for any option granted under the Award Plan.

The Committee, in its discretion, may provide in the Option Agreement that, to the extent that the option is exercised using previously acquired shares of Common Stock, the option holder shall automatically be granted a replacement (“reload”) option for a number of shares of Common Stock equal to the number of shares surrendered upon exercise with an option price equal to the fair market value of Common Stock on the date of exercise and subject to such other terms as the Committee determines.

In no event may options for more than 500,000 shares of Common Stock be granted to any individual under the Award Plan during any fiscal year period.

Stock Appreciation Rights.   A recipient of stock appreciation rights (“SARs”) will receive, upon exercise, a payment (in cash or in shares of Common Stock) based on the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise. SARs may be granted in connection with options or other Awards granted under the Award Plan or may be granted as independent Awards. In no event may SARs for more than 500,000 shares of Common Stock be granted to any individual under the Award Plan during any fiscal year period.

Restricted Awards.   Restricted Awards may take the form of restricted shares or restricted units. Restricted shares are shares of Common Stock that may be subject to forfeiture if the recipient terminates employment or service as an Advisor or nonemployee Director during a specified period (the “Restriction Period”). Stock certificates representing restricted shares are issued in the name of the recipient, but are held by the Company until the expiration of the Restriction Period. From the date of issuance of restricted shares, the recipient is entitled to the rights of a stockholder with respect to the shares, including voting and dividend rights. Restricted units are Awards that entitle the recipient to receive a share of Common Stock or the fair market value of a share at some future date, which similarly may be subject to forfeiture if the recipient terminates employment or service as an Advisor or nonemployee Director during the applicable Restriction Period. At the expiration of the Restriction Period, payment with respect to restricted units is made in an amount equal to the fair market value of the number of shares of Common Stock covered by the restricted units. Payment may be in cash, unrestricted shares of Common Stock, or any other form approved by the Committee.

Performance Awards.   Performance Awards are designated in units equivalent in value to a share of Common Stock. A Performance Award is subject to forfeiture if or to the extent that the Company, a subsidiary, an operating group, or the recipient, as specified by the Committee in the Award, fails to meet performance goals established for a designated performance period. Performance Awards earned by attaining performance goals are paid at the end of a performance period in cash, shares of Common Stock, or any other form approved by the Committee. The number of shares of Common Stock issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 shares for any calendar year.

Other Stock-Based Awards.   The Committee may grant other Awards that involve payments or grants of shares of Common Stock or are measured by or in relation to shares of Common Stock.

Shares Subject to the Award Plan

The maximum number of shares of Common Stock for which Awards may be granted under the Award Plan (as amended) is 9,300,000 shares. As a result, if approved, there will be 2,733,463 shares of Common Stock available for grant under the Award Plan. In addition, if an Award under the Award Plan is cancelled or expires for any reason prior to becoming fully vested or exercised or is settled in cash in lieu of shares, or is exchanged for other Awards under the Award Plan, all shares covered by such Awards will be made available for future Awards under the Award Plan. Any shares used as full or partial payment to the Company of the option, purchase or other exercise price of an Award, and any shares covered by a stock appreciation right which are not issued upon exercise, will also become available for future Awards. As of March 27, 2006, there were options and other Awards outstanding relating to 4,636,067 shares of Common Stock which had been granted under the Award Plan.

In the event of a change in the Company’s capitalization affecting the Common Stock, including a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, the Committee shall make such proportionate adjustments as it may determine, in its sole discretion to be appropriate as a result of such change, to the aggregate number of shares for which Awards may be granted under the Award Plan, the maximum number of shares which may be sold or awarded to any participant, the number of shares covered by each outstanding Award, and the price per share in respect of outstanding Awards.

Federal Income Tax Consequences

The following discussion summarizes the principal anticipated federal income tax consequences of Awards granted under the Award Plan, to participants and to the Company.

Incentive Stock Options.   A recipient of an option does not realize taxable income upon the grant or exercise of an ISO. If no disposition of shares occurs within two years from the date of grant or within one year from the date of exercise, then (a) upon the sale of the shares, any amount realized in excess of the exercise price is taxed to the option recipient as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for federal income tax purposes. For purposes of computing alternative minimum taxable income, an ISO is treated as an NQO.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, then (a) the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of the shares) over the exercise price thereof and (b) the Company would be entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain, as applicable, and does not result in any deduction for the Company. Any disqualifying disposition as described above will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonqualified Options.   No income is realized by an option recipient at the time an NQO is granted. Upon exercise, (a) ordinary income is realized by the option recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss, as applicable, and will not result in any deduction to the Company.

Payment of Exercise Price in Shares.   The Committee may permit participants to pay all or a portion of the exercise price for an option using previously acquired shares of Common Stock. If an option is exercised and payment is made in previously held shares (held for six months or longer), there is no taxable gain or loss to the participant other than any gain recognized as a result of exercise of the option, as described above.

Stock Appreciation Rights.   The grant of a SAR to a participant will not cause the recognition of income by the participant. Upon exercise of a SAR, the participant will realize ordinary income equal to the amount of cash payable to the participant plus the fair market value of any shares of Common Stock delivered to the participant. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the participant in connection with the exercise of a SAR.

Restricted Awards and Performance Awards.   Generally, a participant will not recognize any income upon issuance of a Restricted Award or Performance Award that is subject to forfeiture. Generally, a participant will recognize ordinary income upon the vesting of Restricted Awards or Performance Awards in an amount equal to the amount of cash payable to the participant plus the fair market value of shares of Common Stock delivered to the participant. Dividends paid with respect to Awards during the period such Awards are subject to forfeiture will be taxable as ordinary income to the participant. However, a participant may elect to recognize compensation income upon the grant of restricted shares, based on the fair market value of the shares of Common Stock subject to the Award at the date of grant. If a participant makes such an election, dividends paid with respect to the restricted shares will not be treated as ordinary income, but rather as dividend income, and the participant will not recognize additional income when the restricted shares vest. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. If a participant who receives an Award of restricted shares makes the special election described above, the Company will not be entitled to deduct dividends paid with respect to the restricted shares.

Limitation on Deductibility of Certain Compensation.   Section 162(m) of the Internal Revenue Code generally makes nondeductible to the Company taxable compensation paid to a single individual in excess of $1 million in any calendar year if the individual is the Chief Executive Officer or one of the next four highest-paid executive officers, unless the excess compensation is considered to be “performance based.”  Among other requirements contained in Section 162(m), the material terms of a compensation plan in which such officers participate must be approved by stockholders for awards or compensation provided under the plan to be considered “performance based.”  The Company may in the future consider structuring Awards to attempt to meet the requirements of Section 162(m) if it determines the action to be advisable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 about the shares of Common Stock that may be issued upon the exercise of options under all of our equity compensation plans. These plans include the OraSure Technologies, Inc. 2000 Stock Award Plan (the “Award Plan”), the Epitope, Inc. 1991 Stock Award Plan (the “1991 Plan”), the Agritope, Inc. 1992 Stock Award Plan (the “Agritope Plan”), and the OraSure Technologies, Inc. Employee Incentive and Non-Qualified Stock Option Plan (the “Employee Incentive Plan”). The Award Plan, the 1991 Plan and the Agritope Plan were Epitope equity compensation plans, and the Employee Incentive Plan was an STC equity compensation plan. In connection with the Merger of Epitope and STC into the Company on September 29, 2000, the Award Plan was adopted by the Company, and the Company assumed the obligation to issue shares for the then outstanding stock options granted under the Award Plan, the 1991 Plan, the Agritope Plan and the Employee Incentive Plan. Additional grants of equity compensation may only be made under the Award Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,079,068		$7.21		1,838,435	(1)
Equity compensation plans not approved by security holders	2,137,717	(2)	$6.94	(2)	—
Total	4,216,785				1,838,435

(1)          Represents shares remaining available for future issuance as of December 31, 2005 under the Award Plan.

(2)          Includes 288,414 shares issuable as of December 31, 2005 under options at a weighted-average exercise price of $3.72 per share under the Award Plan, the 1991 Plan, the Agritope Plan, and the Employee Incentive Plan.

Item 3.                        Ratification Of Appointment Of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has reappointed the firm of KPMG LLP (“KPMG”), as our independent registered public accounting firm for 2006. Ratification of this appointment requires the affirmative vote of a majority of shares present in person or by Proxy and entitled to vote at the Annual Meeting. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for ratification of the appointment of KPMG as our independent registered public accounting firm for 2006. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment.

One or more representatives of KPMG are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions. Your Board recommends that the stockholders vote “FOR” ratification of the appointment of KPMG.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees.

The following table presents fees for professional audit services rendered by KPMG for the audits of our annual financial statements for the fiscal years ended December 31, 2005 and 2004, for the audits of our internal controls over financial reporting at December 31, 2005 and 2004 and management’s assessment of those controls, for the review of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2005 and 2004, and for fees billed for other services rendered by KPMG:

	2005	2004
Audit fees(1)	$418,700	$403,500
Audit-related fees	—	—
Audit and audit related fees	418,700	403,500
Tax fees(2)	67,500	32,500
All other fees(3)	—	—
Total fees	$486,200	$436,000

(1)          Includes fees related to the audit of our financial statements for each indicated year, audits of our internal controls over financial reporting and management’s assessment of those controls for each indicated year, and interim reviews of our financial statements in the Company’s Quarterly Reports on Form 10-Q for each indicated year, notwithstanding when the fees were billed or when the services were rendered. Also, included in 2004 are professional services in connection with the review of a registration statement on Form S-8 and the issuance of a related consent.

(2)          During 2005 and 2004, we engaged KPMG to provide tax compliance, tax advice and tax planning services.

(3)          The Company did not pay any other fees to KPMG in connection with their services in 2005 and 2004.

During 2005 and 2004, we did not engage KPMG to provide any professional services related to financial information systems design and implementation.

The Audit Committee has adopted a general practice of pre-approving all audit and non-audit services provided to the Company by our independent registered public accounting firm. The Chairman of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services having an aggregate value of up to $10,000 in between meetings of the Audit Committee, provided that such pre-approval is communicated to the Audit Committee at its next scheduled meeting. All such services have been pre-approved in accordance with these practices.

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2005 accompanies this Proxy Statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Commission (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of our Common Stock on March 27, 2006, the record date for the Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Secretary of the Company at our address set forth in the Notice of Annual Meeting of Stockholders immediately preceding this Proxy Statement.

Deadline For Stockholder Proposals

You may submit proposals for inclusion in the proxy materials for the Company’s 2007 Annual Meeting of Stockholders. Any such proposals must meet the stockholder eligibility and other requirements imposed by rules issued by the Securities and Exchange Commission and must be received by the Company at 220 East First Street, Bethlehem, Pennsylvania 18105, Attention: Secretary, in accordance with Rule 14a-8 promulgated under the Exchange Act, not later than December 9, 2006.

Our Bylaws provide that a stockholder proposal must meet certain predetermined requirements in order to be considered at the Annual Meeting. In order to be considered, a stockholder’s proposal must be made in writing to the Company’s Secretary and must be delivered to or received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the meeting. However, if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The notice to the Secretary must set forth, with respect to each matter the stockholder proposes to bring before the meeting, a brief description of the matter and the reasons for considering that matter at the Annual Meeting. The notice must also include the name and record address of the stockholder, the class and number of shares of capital stock of the Company, which are beneficially owned by the stockholder, and any material interest the stockholder has in the matter(s) proposed for consideration at the Annual Meeting. To the extent the Board of Directors or the Securities and Exchange Commission, or a court of competent jurisdiction, deems these Bylaw provisions to be inconsistent with the right of stockholders to request inclusion of a proposal in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

BY ORDER OF THE BOARD OF DIRECTORS

Jack E. Jerrett
Secretary
April 6, 2006

EXHIBIT A

ORASURE TECHNOLOGIES, INC.

2000 STOCK AWARD PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE

(Amended and Restated Effective as of May 16, 2006)

Establishment.   Epitope, Inc. established this Plan as the Epitope, Inc. 2000 Stock Award Plan, effective as of February 15, 2000, and the Plan was approved by shareholders of Epitope, Inc. at the 2000 annual shareholders meeting. Effective September 29, 2000, in connection with the merger of Epitope, Inc. with and into OraSure Technologies, Inc., the name of the Plan was changed to the OraSure Technologies, Inc. 2000 Stock Award Plan and the Plan was adopted as a stock award plan of OraSure Technologies, Inc. The Plan was amended and restated, subject to shareholder approval, effective May 16, 2006.

1.1 Purpose.   The purpose of the Plan is to promote and advance the interests of Corporation and its shareholders by enabling Corporation to attract, retain, and reward employees, outside advisors, and directors of Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, advisors, and directors and Corporation’s shareholders. The Plan is designed to meet this intent by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

ARTICLE 2
DEFINITIONS

2.1 Defined Terms.   For purposes of the Plan, the following terms have the meanings set forth below:

“Advisor” means a natural person who is a consultant to or member of an Advisory Committee of Corporation or a Subsidiary, who provides bona fide services to Corporation and who is neither an employee of Corporation or a Subsidiary nor a Non-Employee Director. “Advisor” excludes any person who provides services to Corporation in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for Corporation’s securities, and any other person excluded from the class of persons to whom securities may be offered pursuant to a registration statement on Form S-8 or any successor form of registration statement.

“Advisory Committee” means a scientific advisory committee to Corporation or a Subsidiary.

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, Performance Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 6.4.

“Board” means the Board of Directors of Corporation.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.

“Common Stock” means the Common Stock, par value $0.000001 per share, of Corporation or any security of Corporation issued in substitution, in exchange, or in lieu of such stock.

“Continuing Restriction” means a Restriction contained in Sections 6.7, 6.8, and 16.4 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Corporation” means OraSure Technologies, Inc., a Delaware corporation, or any successor corporation. As to awards granted or other action taken prior to September 29, 2000, “Corporation” includes Epitope, Inc., as predecessor to OraSure Technologies, Inc.

“Disability” means the condition of being “disabled” within the meaning of Section 422(c)(6) of the Code. However, the Committee may change the foregoing definition of “Disability” or may adopt a different definition for purposes of specific Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to successor provisions to such section or rule.

“Fair Market Value” means with respect to Common Stock, on a particular day, without regard to any restrictions (other than a restriction which, by its terms, will never lapse):

(1)   if the Common Stock is at the time listed or admitted to trading on any stock exchange, the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value;”

(2)   if the Common Stock is not at the time listed or admitted to trading on a stock exchange, the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market; or

(ii)   if the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, an amount as determined in good faith by the Committee and which shall comply with Section 409A of the Code.

“Incentive Stock Option” or “ISO” means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of Corporation or any Subsidiary.

“Nonqualified Option” or “NQSO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQSO.

“Other Stock-Based Award” means an Award as defined in Section 11.1.

“Participant” means an employee of Corporation or a Subsidiary, an Advisor, or a Non-Employee Director who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Article 10 of the Plan, the Vesting of which is contingent on performance attainment.

“Performance Cycle” means a designated performance period pursuant to the provisions of Section 10.3 of the Plan.

“Performance Goal” means a designated performance objective pursuant to the provisions of Section 10.4 of the Plan.

“Plan” means this OraSure Technologies, Inc. 2000 Stock Award Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 9 of the Plan.

“Restricted Share” means an Award described in Section 9.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 9.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.

“Retirement” means:

(a)    For Participants who are employees, retirement from active employment with Corporation and its Subsidiaries at or after age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan;

(b)   For Participants who are Non-Employee Directors, termination of membership on the Board after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan; and

(c)    For Participants who are Advisors, termination of service as an Advisor after attaining age 50, or such earlier retirement date as approved by the Committee for purposes of the Plan.

However, the Committee may change the foregoing definition of “Retirement” or may adopt a different definition for purposes of specific Awards.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.

“Subsidiary” means any “subsidiary corporation” of Corporation within the meaning of Section 424 of the Code, namely any corporation in which Corporation directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary under Code section 424(f).

“Vest” or “Vested” means:

(a)    In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b)   In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c)    In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d)   In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2   Gender and Number.   Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan shall also include the opposite gender; and the definition of any term in Section 2.1 in the singular shall also include the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

3.1   General.   Except as provided in Section 3.7, the Plan will be administered by a Committee composed as described in Section 3.2.

3.2   Composition of the Committee.   The Committee will be appointed by the Board from among its members in a number and with such qualifications as will meet the requirements for approval by a committee pursuant to both Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. The initial members of the Committee will be the members of Corporation’s existing Executive Compensation Committee. The Board may at any time replace the Executive Compensation Committee with another Committee. In the event that the Executive Compensation Committee ceases to satisfy the requirements of Rule 16b-3 or Section 162(m) of the Code, the Board will appoint another Committee satisfying such requirements.

3.3   Authority of the Committee.   The Committee will have full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a)    Construe and interpret the Plan and any Award Agreement;

(b)   Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c)    With respect to employees and Advisors:

(i)    Select the employees and Advisors who shall be granted Awards;

(ii)   Determine the number and types of Awards to be granted to each such Participant;

(iii)  Determine the number of Shares, or Share equivalents, to be subject to each Award;

(iv)  Determine the option price, purchase price, base price, or similar feature for any Award; and

(v)    Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, shall be final, conclusive, and binding on all Participants.

3.4   Action by the Committee.   A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all the members of the Committee, will be the valid acts of the Committee.

3.5   Delegation.   Notwithstanding the foregoing, the Committee may delegate to one or more officers of Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

3.6   Liability of Committee Members.   No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.7   Awards to Non-Employee Directors.   The Board or Committee may grant Awards from time to time to Non-Employee Directors.

3.8   Costs of Plan.   The costs and expenses of administering the Plan will be borne by Corporation.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1   Duration of the Plan.   The Plan is effective February 15, 2000, The Plan shall remain in full force and effect until the earlier of ten years from the date of shareholder approval, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under section 422 of the Code, section 162(m) of the Code, the rules of a stock exchange or any other applicable law. Termination of the Plan under this Section shall not affect Awards outstanding under the Plan at the time of termination.

4.2   Shares Subject to the Plan.

4.2.1     General.   The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. No fractional Shares may be issued under the Plan.

4.2.2     Number of Shares.   The maximum number of Shares for which Awards may be granted under the Plan is  9,300,000 Shares.

4.2.3     Availability of Shares for Future Awards.   If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is settled in cash in lieu of Shares or is exchanged for other Awards, all Shares covered by such Awards will be made available for future Awards under the Plan. Furthermore, any Shares used as full or partial payment to Corporation by a Participant of the option, purchase, or other exercise price of an Award and any Shares covered by a Stock Appreciation Right which are not issued upon exercise will become available for future Awards.

ARTICLE 5
ELIGIBILITY

5.1   Employees and Advisors.   Officers and other employees of Corporation and any Subsidiaries (who may also be directors of Corporation or a Subsidiary) and Advisors who, in the Committee’s judgment, are or will be contributors to the long-term success of Corporation will be eligible to receive Awards under the Plan.

5.2   Non-Employee Directors.   All Non-Employee Directors will be eligible to receive Awards as provided in Section 3.7 of the Plan.

ARTICLE 6
AWARDS

6.1   Types of Awards.   The types of Awards that may be granted under the Plan are:

(a)    Options governed by Article 7 of the Plan;

(b)   Stock Appreciation Rights governed by Article 8 of the Plan;

(c)    Restricted Awards governed by Article 9 of the Plan;

(d)   Performance Awards governed by Article 10 of the Plan; and

(e)    Other Stock-Based Awards or combination awards governed by Article 11 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

6.2   General.   Subject to the limitations of the Plan, the Committee may cause Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3   Nonuniform Determinations.   The Committee’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4   Award Agreements.   Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5   Provisions Governing All Awards.   All Awards will be subject to the following provisions:

(a)    Alternative Awards.   If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award automatically will cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

(b)   Rights as Shareholders.   No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c)    Employment Rights.   Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with Corporation or any Subsidiary or the right to remain as a director of Corporation or a member of any Advisory Committee, as the case may be, nor will it interfere in any way with the right of Corporation or a Subsidiary to terminate such person’s employment or to remove such person as an Advisor or as a director at any time for any reason or for no reason, with or without cause.

(d)   Termination Of Employment.   The terms and conditions under which an Award may be exercised or will continue to Vest, if at all, after a Participant’s termination of employment or service as an Advisor or as a Non-Employee Director will be determined by the Committee and specified in the applicable Award Agreement.

(e)    Change in Control.   The Committee, in its discretion, may provide in any Award Agreement that in the event of a change in control of Corporation (as the Committee may define such term in the Award Agreement), as of the date of such change in control:

(i)    All, or a specified portion of, Awards requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise;

(ii)   All, or a specified portion of, Awards subject to Restrictions will become fully Vested; and

(iii)  All, or a specified portion of, Awards subject to Performance Goals will be deemed to have been fully earned.

The Committee, in its discretion, may include change in control provisions in some Award Agreements and not in others, may include different change in control provisions in different Award Agreements, and may include change in control provisions for some Awards or some Participants and not for others.

(f)    Service Periods.   At the time of granting Awards, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

6.6   Tax Withholding.

(a)    General.   Corporation will have the right to deduct from any settlement, including the delivery or Vesting of Shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan will make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligations. Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

(b)   Stock Withholding.   The Committee, in its sole discretion, may permit a Participant to satisfy all or a part of the withholding tax obligations incident to the settlement of an Award involving payment or delivery of Shares to the Participant by having Corporation withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares will be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any stock withholding with respect to a Reporting Person will be subject to such limitations as the Committee may impose to comply with the requirements of the Exchange Act.

6.7   Annulment of Awards.   Any Award Agreement may provide that the grant of an Award payable in cash is provisional until cash is paid in settlement thereof or that grant of an Award payable in Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment (or service as an Advisor or membership on the Board) of a Participant is terminated for cause (as defined below), any Award that is provisional will be annulled as of the date of such termination for cause. For the purpose of this Section 6.7, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of Corporation or for other job performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.8   Engaging in Competition With Corporation.   Any Award Agreement may provide that, if a Participant terminates employment with Corporation or a Subsidiary for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require such Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date of such Participant’s termination of employment with Corporation.

ARTICLE 7
OPTIONS

7.1   Types of Options.   Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQSO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options.

7.2   General.   Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

7.3   Option Price.   Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which will not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant for all Options (ISOs or NQSOs); provided, however, that in the case of any ISO granted to a Ten Percent Shareholder, the option exercise price per Share shall not be less than 110 percent (110%) of the Fair Market Value of a Share on the date of grant.

7.4   Option Term.   The Award Agreement for each Option will specify the term of each Option, which shall have a specified period during which the Option may be exercised which is no longer than ten years, as determined by the Committee.

7.5   Time of Exercise.   The Award Agreement for each Option will specify, as determined by the Committee:

(a)    The time or times when the Option will become exercisable and whether the Option will become exercisable in full or in graduated amounts over a period specified in the Award Agreement;

(b)   Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and

(c)    The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Advisor, or director of Corporation or a Subsidiary.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the Option will become immediately and fully exercisable (i) in the event of the death, Disability, or Retirement of the Participant, or (ii) upon the occurrence of a change in control of Corporation.

7.6   Method of Exercise.   The Award Agreement for each Option will specify the method or methods of payment acceptable upon exercise of an Option. An Award Agreement may provide that the option price is payable in full in cash or, at the discretion of the Committee:

(a)    In installments on such terms and over such period as the Committee determines;

(b)   In previously acquired Shares (including Restricted Shares);

(c)    By surrendering outstanding Awards under the Plan denominated in Shares or in Share-equivalent units;

(d)   By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i)    To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(ii)   To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

(e)    In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of an Option price, a corresponding number of the Shares issued upon exercise of the Option will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares.

7.7   Special Rules for Incentive Stock Options.   In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement must be in conformance with the statutory and regulatory requirements specified in Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of Corporation or a Subsidiary. ISOs may not be granted under the Plan after February 15, 2010, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

7.8   Restricted Shares.   In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement.

7.9   Reload Options.   The Committee, in its discretion, may provide in an Award Agreement for an Option that in the event all or a portion of the Option is exercised by the Participant using previously acquired Shares, the Participant will automatically be granted a replacement Option (with an option price equal to the Fair Market Value of a Share on the date of such exercise) for a number of Shares equal to (or equal to a portion of) the number of shares surrendered upon exercise of the Option. Such reload Option features may be subject to such terms and conditions as the Committee shall determine, including without limitation, a condition that the Participant retain the Shares issued upon exercise of the Option for a specified period of time.

7.10 Limitation on Number of Shares Subject to Options.   In no event may Options for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1   General.   Stock Appreciation Rights will be subject to the terms and conditions set forth in Article 6 and this Article 8 and may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

8.2   Nature of Stock Appreciation Right.   A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR has been exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and shall be the Fair Market Value of a Share on the grant date of the SAR.

8.3   Exercise.   A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that an SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions. In the case of SARs granted to Reporting Persons, exercise of the SAR will be limited by the Committee to the extent required to comply with the applicable requirements of Rule 16b-3 under the Exchange Act.

8.4   Form of Payment.   Payment upon exercise of a Stock Appreciation Right may be made in cash, in installments, in Shares, or in any combination of the foregoing, or in any other form as the Committee determines.

8.5   Limitation on Number of Shares Subject to SARs.   In no event may SARs for more than 500,000 Shares be granted to any individual under the Plan during any fiscal year period.

ARTICLE 9
RESTRICTED AWARDS

9.1   Types of Restricted Awards.   Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a)    Restricted Shares.   A Restricted Share is an Award of Shares transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Shares and may include a requirement that the Participant forfeit such Restricted Shares back to Corporation upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will be required to execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by Corporation until the Restrictions thereon will have lapsed.

(b)   Restricted Units.   A Restricted Unit is an Award to receive a Share or the Fair Market Value of a Share at some date in the future, which is granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or service as an Advisor or Non-Employee Director) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units.

9.2   General.   Restricted Awards will be subject to the terms and conditions of Article 6 and this Article 9 and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

9.3   Restriction Period.   Restricted Awards will provide that such Awards, and the Shares subject to such Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Awards, the Participant must remain in the employment (or remain as an Advisor or Non-Employee Director) of Corporation or its Subsidiaries, subject to relief for reasons specified in the Award Agreement, for a period commencing on the date of the Award and ending on such later date or dates as the Committee designates at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments) the Participant shall be entitled to settlement of the Restricted Award or portion thereof, as the case may be. Although Restricted Awards will usually Vest based on continued employment (or service as an Advisor or Non-Employee Director) and Performance Awards under Article 10 shall usually Vest based on attainment of Performance Goals, the Committee, in its discretion, may condition Vesting of Restricted Awards on attainment of Performance Goals as well as continued employment (or service as an Advisor or Non-Employee Director). In such case, the Restriction Period for such a Restricted Award will include the period prior to satisfaction of the Performance Goals.

9.4   Forfeiture.   If a Participant ceases to be an employee, Advisor of Corporation or a Subsidiary or Non-Employee Director during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to Corporation.

9.5   Settlement of Restricted Awards.

(a)    Restricted Shares.   Upon Vesting of a Restricted Share Award, the legend on such Shares will be removed and the Participant’s stock power will be returned and the Shares will no longer be Restricted Shares. The Committee may also, in its discretion, permit a Participant to receive, in lieu of unrestricted Shares at the conclusion of the Restriction Period, payment in cash, installments, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines.

(b)   Restricted Units.   Upon Vesting of a Restricted Unit Award, a Participant will be entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Shares equal to the number of Restricted Units, or in any other manner or combination of such methods as the Committee, in its sole discretion, determines, subject to the applicable restrictions contained in Code Section 409A.

9.6   Rights as a Shareholder.   A Participant will have, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of Corporation, including the right to vote the Shares, and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. A Participant may also have the right to receive dividend equivalents, which may be subject to forfeiture restrictions, with respect to Restricted Units; provided, however, that a Participant shall have no rights as a shareholder prior to delivery of a Share with respect to a Restricted Unit that is payable in Shares.

ARTICLE 10
PERFORMANCE AWARDS

10.1 General.   Performance Awards will be subject to the terms and conditions set forth in Article 6 and this Article 10 and may contain such other terms and conditions not inconsistent with the express provisions of the Plan, as the Committee (or the Board with respect to Awards to Non-Employee Directors) deems desirable.

10.2 Nature of Performance Awards.   A Performance Award is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award or a portion thereof in the event specified performance criteria are not met within a designated period of time.

10.3 Performance Cycles.   For each Performance Award, the Committee will designate a performance period (the “Performance Cycle”) with a duration to be determined by the Committee in its discretion within which specified Performance Goals are to be attained. There may be several Performance Cycles in existence at any one time and the duration of Performance Cycles may differ from each other.

10.4 Performance Goals.   The Committee will establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on performance criteria for Corporation, a Subsidiary, or an operating group, or based on a Participant’s individual performance. Performance Goals may include objective and subjective criteria. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

10.5 Determination of Awards.   As soon as practicable after the end of a Performance Cycle, the Committee will determine the extent to which Performance Awards have been earned on the basis of performance in relation to the established Performance Goals.

10.6 Timing and Form of Payment.   Settlement of earned Performance Awards will be made to the Participant as soon as practicable after the expiration of the Performance Cycle and the Committee’s determination under Section 10.5, in the form of cash, installments, Shares, or any combination of the foregoing or in any other form as the Committee determines.

10.7 Performance Goals for Executive Officers.   The performance goals for Performance Awards granted to executive officers of Corporation may relate to corporate performance, business unit performance, or a combination of both.

(a)    Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, or other measures.

(b)   Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating profit, costs of production, or other measures.

(c)    Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

10.8 Award Limitations.   The maximum number of Shares issuable with respect to Performance Awards granted to any individual executive officer may not exceed 150,000 Shares for any calendar year.

ARTICLE 11
OTHER STOCK-BASED AND COMBINATION AWARDS

11.1 Other Stock-Based Awards.   The Committee (or the Board with respect to Awards to Non-Employee Directors) may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

11.2 Combination Awards.   The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of Corporation, including the plan of any acquired entity. No action authorized by this section may reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 12
DEFERRAL ELECTIONS

The Committee may permit a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn-out, or Vesting of an Award made under the Plan. If any such election is permitted, the Committee will establish rules and procedures for such payment deferrals, including, but not limited to: (a) payment or crediting of reasonable interest on such deferred amounts credited in cash or (b) the payment or crediting of dividend equivalents in respect of deferrals credited in Share equivalent units. Such deferrals, if permitted, shall to the extent possible, comply with Code Section 409A and the regulations and other guidance promulgated thereunder.

ARTICLE 13
DIVIDEND EQUIVALENTS

Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award that is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 14
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

14.1 Plan Does Not Restrict Corporation.   The existence of the Plan and the Awards granted hereunder will not affect or restrict in any way the right or power of the Board or the shareholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation’s capital stock or the rights thereof, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

14.2 Adjustments by the Committee.   In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of Corporation assets to shareholders.

ARTICLE 15
AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the applicable requirements of a stock exchange or over-the-counter stock trading system.

ARTICLE1 6
MISCELLANEOUS

16.1 Unfunded Plan.   The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.

16.2 Payments to Trust.   The Committee is authorized (but has no obligation) to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

16.3 Other Corporation Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by Corporation or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Subsidiary plans, arrangements, or programs. The Plan notwithstanding, Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with Corporation and its Subsidiaries.

16.4 Securities Law Restrictions.   No Shares may be issued under the Plan unless counsel for Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.5 Governing Law.   Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Delaware.

ARTICLE 17
SHAREHOLDER APPROVAL

The Plan, as amended and restated, is expressly subject to the approval of the Plan by the shareholders at the 2006 annual meeting of Corporation’s shareholders.

PROXY

2006 Annual Meeting of Stockholders

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack E. Jerrett and Ronald H. Spair, and each of them, proxies with full power of substitution, to vote all of the shares which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of OraSure Technologies, Inc. (the “Company”), to be held on Tuesday, May 16, 2006, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present, with respect to the matters listed on the reverse side.

The shares represented by this Proxy, if properly executed, will be voted as specified on the reverse side or, if no  specification is made, will be voted (i) FOR the election of the nominees listed on the reverse side as directors, (ii) FOR the amendment and restatement of the OraSure Technologies, Inc. 2000 Stock Award Plan and (iii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2006. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgement.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE

OraSure Technologies, Inc.

2006 Annual Meeting of Stockholders

Tuesday, May 16, 2006

Please
Mark Here for Address ☐
Change or
Comments
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS	FOR	WITHHOLD	2. Amend and Restate OraSure Technologies,	FOR	AGAINST	ABSTAIN
	Class III (Term Expiring 2009)	☐	☐	Inc. 2000 Stock Award Plan	☐	☐	☐

	01 Douglas A. Michels				FOR	AGAINST	ABSTAIN
	02 Charles W. Patrick			3. Ratification of Appointment of KPMG LLP	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark FOR and strike a line through the nominee’s
name in the list above. To withhold authority to vote for all nominees, mark WITHHOLD.)

Signature	Signature	Date	, 2006
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

  FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time May 15, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/osur		1-866-540-5760		Mark, sign and date your
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	proxy card and return
Have your proxy card in hand		vote your proxy. Have your proxy		it in the enclosed
when you access the web site.		card in hand when you call.		postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.